As filed with the Securities and Exchange Commission on October 22, 2004


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           SOLOMON TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                           Delaware                                                           52-1812208
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

            1400 L&R Industrial Blvd.                                                            34689
             Tarpon Springs, Florida                                                           (Zip code)
     (Address of principal executive offices)

                SOLOMON TECHNOLOGIES, INC. 2003 STOCK OPTION PLAN
                            (Full title of the plan)

                             Peter W. DeVecchis, Jr.
                                    President
                           Solomon Technologies, Inc.
                            1400 L&R Industrial Blvd.
                          Tarpon Springs, Florida 34689
                     (Name and address of agent for service)

                                 (727) 934-8778
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Ralph W. Norton, Esq.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4800

                         Calculation of Registration Fee

==========================================================================================================================
       Title of securities to be registered         | Amount to be  | Proposed maximum  | Proposed maximum |    Amount of
                                                    |  registered   |  offering price   |    aggregate     |  registration
                                                    |               |     per share     |  offering price  |       fee
--------------------------------------------------------------------------------------------------------------------------
     Common Stock that may be issued under the      |   2,000,000   |      $0.75 (1)    |    $1,500,000    |     $190.05
        Registrant's 2003 Stock Option Plan         |               |                   |                  |
--------------------------------------------------------------------------------------------------------------------------

(1) Represents the last sale price of our common stock on October 19, 2004, as reported on the OTC Bulletin Board, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

In accordance with the provisions of Rule 462 under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

Pursuant to Rule 416 under the Securities Act, this registration statement also covers additional securities to be offered or issued in connection with terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, dividends or similar transactions.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information
        ----------------

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Solomon Technologies, Inc. 2003
Stock Option Plan (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information
        -----------------------------------------------------------

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(a) or additional information about the Plan is available without charge by contacting:

Peter W. DeVecchis, Jr.
President
Solomon Technologies, Inc.
1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
(727) 934-8778

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

     The following documents filed with the Commission are incorporated into this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on February 24, 2004;

     (d) The Registrant's Current Report on Form 8-K filed with the Commission on May 14, 2004;

     (e) The Registrant's Current Report on Form 8-K filed with the Commission on September 1, 2004;

     (f) The description of the Registrant's common stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on December 30, 2003, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 4. Description of Securities
        -------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

     Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

     As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability

     o for any breach of the director's duty of loyalty to the Registrant or its stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     o for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that

     o the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;

     o    the  Registrant  may  indemnify  its  other  officers,  employees  and
          consultants   to  the  extent   permitted  by  the  Delaware   General
          Corporation Law;

     o the Registrant is required to advance expenses, as incurred, to its directors and executive officers, and may advance such expenses to other officers, employees and consultants, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions; and

     o    the rights conferred in the bylaws are not exclusive.

     The Registrant intends to obtain directors' and officers' insurance to cover its directors and officers for certain liabilities, including coverage for public securities matters.

Item 7. Exemption from Registration Claimed
        -----------------------------------

     Not applicable.

Item 8. Exhibits
        --------

5.1  Opinion of Davis & Gilbert LLP, filed herewith.

23.1 Consent of Radin, Glass & Co., LLP, filed herewith.

23.2 Consent of Davis & Gilbert LLP (contained in the opinion filed as Exhibit 5.1).

24   Powers of Attorney (included on signature page).

Item 9. Undertakings
        ------------

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sell securities, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed with the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, the undersigned will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarpon Springs in the State of Florida on October 20, 2004.

                                        SOLOMON TECHNOLOGIES, INC.

                                        By: /s/ Peter W. DeVecchis, Jr.
                                            ---------------------------
                                            Peter W. DeVecchis, Jr.
                                            President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby severally constitutes and appoints Peter W. DeVecchis, Jr. and Gary
M. Laskowski and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                   Date

/s/ Peter W. DeVecchis, Jr.             President                               October 20, 2004
---------------------------             (Principal Executive Officer)
Peter W. DeVecchis, Jr.

/s/ Sam Occhipinti                      Chief Financial Officer                 October 20, 2004
---------------------------             (Principal Financial and
Sam Occhipinti                          Accounting Officer)

/s/ Jonathan Betts                      Director                                October 20, 2004
---------------------------
Jonathan Betts

/s/ Michael D'Amelio                    Director                                October 20, 2004
---------------------------
Michael D'Amelio

/s/ Gary M. Laskowski                   Director                                October 20, 2004
---------------------------
Gary M. Laskowski

/s/ David Lindhal                       Director                                October 20, 2004
---------------------------
David Lindhal

/s/ David E. Tether                     Director                                October 20, 2004
---------------------------
David E. Tether

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

5.1             Opinion of Davis & Gilbert LLP, filed herewith.

23.1            Consent of Radin, Glass & Co., LLP, filed herewith.

23.2 Consent of Davis & Gilbert LLP (contained in the opinion filed as Exhibit 5.1).

24              Powers of Attorney (included on signature page).